EXHIBIT 24.1

ONCOLIX, INC.

REGISTRATION STATEMENT ON FORM S-1

POWER OF ATTORNEY

Each of the undersigned directors of Oncolix, Inc., a Florida corporation (the “Registrant”), hereby constitutes and appoints Michael T. Redman as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned to execute and file (1) one or more Registration Statements on Form S-1 or such other appropriate form (the “Registration Statement”) with respect to the registration of the resale under the Securities Act of 1933 of the Registrant’s common shares, par value $0.0001 per share (“Common Shares”), (2) any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933 and (3) any and all applications and other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 19th day of March 2018.

Signature	Title

/s/ John W. Holaday PhD
John W Holaday PhD	Director

/s/ Jerry R. Youkey MD	Director
Jerry R. Youkey MD

/s/ Dale Zajicek	Director
Dale Zajicek